PRUDENTIAL EMERGING GROWTH FUND, INC.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



                                                  January 9, 1998



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

     Re: Rule 24f-2 Notice for Prudential Emerging Growth Fund, Inc. File Nos. 333-11785 and 811-07811

     On behalf of Prudential Emerging Growth Fund, Inc., enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7525.

                                   Very truly yours,


                                   /s/ Marguerite E.H. Morrison
                                   Marguerite E. H. Morrison
                                   Assistant Secretary

MM/ln
Enclosures











C:\-word\24f-2\emerg.\,12-97\12-97.letter